UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2020

Northstar Electronics, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

333-90031 (Commission File Number)	33-0803434 (IRS Employer Identification No.)

355 Burrard St, Suite 1000, Vancouver, B.C., Canada (principal executive offices)	V6C 2G8 (Zip Code)

+1 778-881-5544

(registrant’s telephone number, including area code)

____________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Mr. Piers VanZiffle, Chairman of the Board of Northstar Electronics, would like to invite Mr. Tom Serjeant, to the Board of Directors of Northstar Electronics effective Dec 18, 2020. Mr. Serjeant brings more than 30 years of engineering and flying experience to the company.

Originally from St. John’s, Newfoundland, Tom’s career has taken him across the world from NFLD & Labrador, to the United Kingdom, and from Australia to South Africa. Tom started his Engineering training at Memorial University in St. John’s, NL and completed it in the UK. Tom’s experience in the aviation and construction industries and strong business sense allow him to effectively access business opportunities for African companies with stakeholders throughout the world. Tom is currently Vice President JPOM - Cape Town, South Africa where he works with the rest of the JPOM team in Canada and globally to present specific business opportunities and strategies for accessing such opportunities to his clients. An accomplished aerobatic pilot and an avid sailor, Tom resides in Somerset West (Cape Town), South Africa.

Item 9.01Financial Statements and Exhibits.

(a)Financial Statements of business acquired.  Not applicable.

(b)Pro forma financial information.  Not applicable.

(c)Shell company transactions.  Not applicable.

(d)Exhibits. Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date December 15, 2020

NORTHSTAR ELECTRONICS, INC.

By: /s/ Howard D. Nash

Howard D. Nash

President & CEO